UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2012 (July 31, 2012)

New Mountain Finance Corporation

(Exact name of co-registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Co-Registrant’s telephone number, including area code (212) 730-0300

New Mountain Finance Holdings, L.L.C.

(Exact name of co-registrant as specified in its charter)

Delaware	814-00839	26-3633318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Co-Registrant’s telephone number, including area code (212) 730-0300

New Mountain Finance AIV Holdings Corporation

(Exact name of co-registrant as specified in its charter)

Delaware	814-00902	80-0721242
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Co-Registrant’s telephone number, including area code (212) 730-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2012 the Boards of Directors of New Mountain Finance Corporation, New Mountain Finance Holdings, LLC and New Mountain Finance AIV Holdings Corporation (collectively referred to as the “New Mountain Finance Entities”) each appointed David Malpass as a Class III Director and Adam Weinstein as a Class I Director.  Additionally Mr. Malpass was appointed to the Audit Committees, Valuation Committees and Nominating and Corporate Governance Committees of each of the New Mountain Finance Entities.

Mr. Malpass was further appointed to New Mountain Finance Corporation and New Mountain Finance AIV Holdings Corporation’s Compensation Committees.

Mr. Malpass is not an “interested person” of any of the New Mountain Finance Entities as such term is defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Mr. Weinstein is the Chief Financial Officer of each of the New Mountain Finance Entities and thus, Mr. Weinstein is an “interested person” of each of the New Mountain Finance Entities as such term is defined under Section 2(a)(19) of the Investment Company Act.

Neither Mr. Malpass nor Mr. Weinstein was appointed to the Board of Directors of each of the New Mountain Finance Entities pursuant to any arrangement or understanding with any other person.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

NEW MOUNTAIN FINANCE HOLDINGS, L.L.C.

NEW MOUNTAIN FINANCE AIV HOLDINGS CORPORATION

Date: August 2, 2012	By:	/s/ Adam B. Weinstein
		Name:	Adam B. Weinstein
		Title:	Chief Financial Officer and Treasurer